UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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AGILE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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December  , 2021

You are cordially invited to attend a Special Meeting of Stockholders of Agile Therapeutics, Inc. (the “Special Meeting”). The Special Meeting is being called to seek stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance, as further discussed in the accompanying Notice of Special Meeting.

In light of the COVID-19 pandemic and related public health concerns, the Special Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/AGRX2022SM on , January  , 2022 at 9:00 a.m. Eastern time.

Details regarding admission to the Special Meeting and the business to be conducted are described in the accompanying proxy materials. We encourage you to read this information carefully.

Your vote is important. Whether or not you plan to attend the virtual Special Meeting, we hope you will vote as soon as possible. You may vote prior to the Special Meeting over the Internet, by telephone or by mailing the enclosed proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Special Meeting regardless of whether or not you attend virtually. Please review the instructions in the proxy materials you received in the mail regarding each of these voting options.

Thank you for your ongoing support of Agile.

Very truly yours,

Al Altomari
Chairman and Chief Executive Officer

AGILE THERAPEUTICS, INC.

101 Poor Farm Road
Princeton, New Jersey 08540
NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS

Time and Date:	, January , 2022 at 9:00 a.m. Eastern time.
Place:	In light of the COVID-19 pandemic and related public health concerns, we will hold the Special Meeting virtually via the Internet at www.virtualshareholdermeeting.com/AGRX2022SM
Items of Business:

(1)  Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 150,000,000 shares to 300,000,000 shares.

(2) Approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1.
These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments and Postponements:

Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on November 23, 2021.
List of Stockholders

A list of stockholders entitled to vote at the Special Meeting will be available for examination during ordinary business hours for 10 days prior to the Special Meeting at our principal executive offices at 101 Poor Farm Road, Princeton, New Jersey 08540. Any stockholder attending the Special Meeting may access the list of stockholders at www.virtualshareholdermeeting.com/AGRX2022SM by entering the 16–digit control number found on your proxy card or other proxy materials.

Voting:

Your vote is very important. Whether or not you plan to attend the virtual Special Meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your enclosed proxy card. For specific instructions on how to vote your shares, please refer to the section herein entitled “Questions and Answers About Procedural Matters.”

By order of the board of directors,

Al Altomari
Chairman and Chief Executive Officer

This notice of special meeting, proxy statement and accompanying form of proxy card are being made available on or about December  , 2021.

AGILE THERAPEUTICS, INC.
101 Poor Farm Road
Princeton, New Jersey 08540
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
JANUARY  , 2022 at 9:00 AM LOCAL TIME

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the Special Meeting of Stockholders, or Special Meeting, to be held at virtually via the Internet at www.virtualshareholdermeeting.com/AGRX2022SM at 9:00 a.m. Eastern time on , January  , 2022, and any postponements or adjournments thereof.

In light of the COVID-19 pandemic and related public health concerns, we will hold the Special Meeting in a virtual format only, via the Internet, with no physical in-person meeting. Our stockholders will be able to attend, vote, and submit questions at the Special Meeting by visiting www.virtualshareholdermeeting.com/AGRX2022SM. Further information about how to attend the Special Meeting online, vote your shares online during the meeting and submit questions during the meeting is included in this proxy statement.

As used in this proxy statement, the terms “Agile,” “the Company,” “we,” “us,” and “our” mean Agile Therapeutics, Inc. unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Special Meeting

Q:Why am I receiving these proxy materials?

A:

Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Special Meeting to be held virtually on , January  , 2022 at 9:00 a.m. Eastern time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We intend to mail the notice of Special Meeting, this proxy statement, and the accompanying form of proxy card to you on or about December  , 2021. This proxy statement includes information that we are required to provide to you by the Securities and Exchange Commission, or the SEC, and that is designed to assist you in voting your shares.

Q:What is included in the proxy materials?

A:The proxy materials include:

●	This proxy statement for the Special Meeting; and
●	The proxy card or a voting instruction form for the Special Meeting.

Q:How can I get electronic access to the proxy materials?

A:

The Company’s proxy materials are available at www.proxyvote.com and at www.agiletherapeutics.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual and special meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process and certain other required information.

Q:Where is the Special Meeting?

A:	In light of the COVID-19 pandemic and related public health concerns, we will hold the Special Meeting virtually via the Internet at www.virtualshareholdermeeting.com/AGRX2022SM.

Q:Can I attend the Special Meeting?

A:

The Special Meeting will take place virtually through the Internet, in light of the COVID-19 pandemic and related public health concerns. There will not be a physical meeting location and you will not be able to attend the Special Meeting in person. We have designed the format of the Special Meeting to ensure that our stockholders who attend the Special Meeting online will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/AGRX2022SM. You are entitled to attend and participate in the Special Meeting only if you were a stockholder of record as of the close of business on December 23, 2021, or the Record Date. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/AGRX2022SM, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number.

The use of recording or photographic equipment is not permitted at the Special Meeting. The Special Meeting will begin promptly at 9:00 a.m. Eastern time. We encourage you to access the Special Meeting before it begins. Online check-in will start shortly before the meeting on January  , 2022. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log-in page.

Stock Ownership

Q:What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Stockholders of record—If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the “stockholder of record,” and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote online at the Special Meeting.

Beneficial owners—Many Agile stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Special Meeting.

Quorum and Voting

Q:How many shares must be present or represented to conduct business at the Special Meeting?

A:

A quorum is the minimum number of shares required to be present at the Special Meeting for the meeting to be properly held under our Amended and Restated Bylaws and the Delaware General Corporation Law, or the DGCL. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the Special Meeting will constitute a quorum at the meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, referred to as stockholder withholding with respect to a particular matter.

Under the DGCL, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Special Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposals	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
1:Amendment to Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	Majority of shares outstanding as of the Record Date	Abstentions and broker non-votes will have the effect of negative votes (although no broker non-votes are expected)	Yes

2:Adjournment of Special Meeting	Majority of shares present in person or represented by proxy and entitled to vote thereon	Abstentions will have the effect of negative votes; broker non votes will have no effect on the outcome of the proposal (although no broker non-votes are expected)	Yes

Q:Who is entitled to vote at the Special Meeting?

A:

Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Special Meeting. As of the Record Date, we had 121,396,033 shares of common stock outstanding. In deciding all matters at the Special Meeting, each holder of common stock of Agile will be entitled to one vote for each share of common stock held as of the close of business on the Record Date.

Q:How can I vote my shares at the Special Meeting?

A:

Shares held in your name as the stockholder of record may be voted online at the virtual Special Meeting. You may cast your vote electronically during the Special Meeting using the 16-digit control number found on your proxy card or other proxy materials and following the instructions at www.virtualshareholdermeeting.com/AGRX2022SM. Even if you plan to virtually attend the Special Meeting, we recommend that you also submit your proxy card or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the Special Meeting.

Q:How do I submit a question at the Special Meeting?

A:

If you wish to submit a question, on the day of the Special Meeting, beginning at 8:50 a.m., you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/AGRX2022SM, type your question into the “Ask a question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/AGRX2022SM during the Special Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized.

Q:How can I vote my shares without attending the Special Meeting?

A:	Stockholder of record—If you are a stockholder of record, there are three ways to vote without attending the Special Meeting:

Mailing your signed proxy card in the envelope provided.	Using the Internet at www.proxyvote.com.	Calling toll-free from the United States, U.S. territories and Canada to the number found on the proxy card.

Beneficial owners—If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to information forwarded by your bank or broker to see which voting options are available to you.

Q:What proposals will be voted on at the Special Meeting?

At the Special Meeting, stockholders will be asked to vote:

1)	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 150,000,000 shares to 300,000,000 shares; and
2)	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1.

Q:What is the voting requirement to approve each of the proposals?

A:

Proposal One— The affirmative vote of a majority of shares of our common stock outstanding as of the Record Date is required to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 150,000,000 shares to 300,000,000 shares;

Proposal Two— The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon is required to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1.

Q:Why is the Company seeking approval for an increase in the authorized shares of common stock?

A:

An increase in the number of authorized shares of our common stock will allow us to issue shares of common stock as needed for capital raising transactions that will be necessary to continue our planned operations. If the amendment is approved, we may also use the newly authorized shares of common stock for strategic partnerships, collaborations, acquisitions or other strategic transactions, although we currently do not have any commitments to do so.

Q:How does the board of directors recommend that I vote?

A:Our board of directors unanimously recommends that you vote your shares:

●	“FOR” approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 150,000,000 shares to 300,000,000 shares; and
●	“FOR” approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1.

Q:What happens if I do not give specific voting instructions?

A:

Stockholder of record—If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement.

Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on both Proposal 1 and Proposal 2, as they are both deemed “routine matters.” Please also see the voting summary table on page 3.

Q:Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Special Meeting virtually and voting online as instructed above during the meeting (although attendance at the virtual Special Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote, but no later than 11:59 p.m., Eastern time, on January , 2022.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee; (2) voting online during the meeting; or (3) filing with our Corporate Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:Who will bear the cost of soliciting votes for the Special Meeting?

A:

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Agile may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $30,000 in total.

Q:Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Agile or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:Where can I find the voting results of the Special Meeting?

A:	We intend to announce preliminary voting results at the Special Meeting and will publish final results in a current report on Form 8-K within four business days after the Special Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials—Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2022 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 24, 2021 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Requirements for stockholder proposals to be brought before an annual meeting—In addition, our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary within the Notice Window (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our amended and restated bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary within the Notice Window (as defined below).

The “Notice Window” is defined in our amended and restated bylaws as not less than 120 days nor more than 150 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Window for the 2022 annual meeting of stockholders is between January 7, 2022 and February 8, 2022.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates—You may recommend candidates to our board of directors for consideration by our nominating and governance committee by following the procedures set forth in the section entitled “Corporate Governance—Stockholder Communications with the Board of Directors” in our proxy statement for the 2021 annual meeting of stockholders.

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?
A:

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. In addition, this and other information about our company may be obtained at the website maintained by the SEC that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. All notices of proposals by stockholders, whether or not included in Agile’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials

Q:	What does it mean if multiple members of my household are stockholders, but we only received one full set of proxy materials in the mail?
A:

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the notice of the Special Meeting and the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders.

This procedure reduces our printing costs, mailing costs, and fees and is beneficial for the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the notice of the Special Meeting and the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the notice of the Special Meeting and the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary.

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:What is the mailing address for Agile’s principal executive offices?

A:	Our principal executive offices are located at 101 Poor Farm Road, Princeton, NJ 08540. The telephone number at that location is (609) 683-1880.

Any written requests for additional information, copies of the proxy materials, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY  , 2022.

The proxy statement is available at www.proxyvote.com.

PROPOSAL ONE

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 150,000,000 SHARES TO 300,000,000 SHARES

General

Our board of directors has determined that it is advisable to increase our authorized common stock from 150,000,000 shares to 300,000,000 shares and has voted to recommend that our stockholders adopt an amendment to our Amended and Restated Certificate of Incorporation effecting the proposed increase. The full text of the proposed amendment to the Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix A. If approved by our stockholders, we intend to file the amendment with the Secretary of State of Delaware as soon as practicable following the Special Meeting, and the amendment will be effective upon filing. If the proposal is not approved by our stockholders, our Amended and Restated Certificate of Incorporation will continue as currently in effect.

Current Capital Structure

As of December , 2021, we had 160,000,000 authorized shares, with 150,000,000 shares designated as common stock, $0.0001 par value per share, of which 121,396,033 shares were issued and outstanding, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share, of which no shares were issued and outstanding. Of the remaining 28,603,967 authorized shares of common stock, 15,183,324 shares are reserved for issuance upon the exercise of outstanding warrants, 10,700,732 shares are reserved for issuance upon the exercise of issued and outstanding equity awards and 1,507,871 shares are reserved for future issuance under our equity incentive plans. This leaves 1,212,040 shares of our authorized common stock unreserved and available for future issuance.

The proposed amendment would not increase or otherwise affect our authorized preferred stock, nor would it have any effect on par value. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Should our board of directors issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any newly authorized shares of common stock solely by virtue of their ownership of shares of our common stock, and their percentage ownership of our then outstanding common stock could be reduced. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

Background and Purpose of the Amendment

The limited number of unreserved shares of common stock available for future issuance will likely adversely affect our ability to raise the capital needed to continue our planned operations. We will need additional funding to continue our operations and carry out our commercial plan. While it is possible that we may be able to pursue and complete capital raising transactions that do not require the issuance of additional shares of our common stock, we may find it more difficult to obtain financing to fund our ongoing operations, and any financing we are able to obtain may not be on as favorable terms to us as would a financing with the use of our common stock. An increase in the number of authorized shares of our common stock will also allow us the flexibility to issue shares of common stock for other corporate purposes, such as potential strategic partnerships, acquisitions or other strategic transactions though we currently have no commitments to do so. If we are unable to raise capital when and as needed to fund our planned operations, we may be required to curtail or cease our operations entirely and to proceed with a liquidation of the Company.

As a result, the board of directors believes it is vital to our best interests to have sufficient additional authorized but unissued shares of common stock available to provide flexibility for corporate action in the future. The board of directors believes that the availability of additional authorized shares of common stock for issuance from time to time in the board’s discretion in connection with expected future financings or for other corporate purposes is critical both to our ability to continue our operations in the near-term as well as to our long-term success and, therefore, is in the best interests of the Company and our stockholders.

We are requesting stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 authorized shares to 300,000,000 authorized shares.

Effects of the Amendment

If the proposed amendment of our Amended and Restated Certificate of Incorporation is approved, the number of authorized shares of common stock of our Company will be increased from 150,000,000 to 300,000,000. Should we need additional authorized shares of capital stock in the future, we would need to seek stockholder approval for such an increase.

Potential Anti-takeover Effects

Since this amendment will provide that the number of authorized shares of common stock will be 300,000,000, the amendment, if effected, will result in an increase in the number of authorized but unissued shares of our common stock and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our board of directors. An increase in our authorized shares could potentially deter takeovers, including takeovers that our board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law and Nasdaq) in one or more transactions that could make a change in control or takeover more difficult. The amendment could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of stockholders. For example, we could issue additional shares of common stock without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the amendment may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the amendment has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the amendment could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our common stock.

Vote Required for Approval of this Proposal

The affirmative vote of a majority of shares of our common stock outstanding as of the Record Date is required to approve an amendment to our Amended and Restated Certificate of Incorporation to effect the proposed increase in our authorized shares. Abstentions and broker non-votes will be the equivalent of votes against this proposal, although no broker non-votes are expected in connection with this proposal.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 150,000,000 SHARES TO 300,000,000 SHARES

PROPOSAL TWO

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT PROPOSAL 1.

If at the Special Meeting, the number of shares of the common stock present or represented and voting in favor of Proposal 1 is insufficient to approve the proposal, our management may move to adjourn the Special Meeting in order to enable our board of directors to continue to solicit additional proxies in favor of Proposal 1.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1, including the solicitation of proxies from stockholders that have previously voted against the proposals. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against Proposal 1 have been received, we could adjourn, postpone or continue the Special Meeting without a vote on Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of the approval of Proposal 1.

Vote Required for Approval of this Proposal

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting is required to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1. Abstentions will be the equivalent of votes against this proposal and broker non-votes will not have an effect on the outcome of this proposal.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 22, 2021 (except as otherwise noted) for:

●	based on reports filed with the SEC, each person, or group of persons, who beneficially owns more than five percent (5%) of our common stock;
●	each of our named executive officers for the fiscal year ended December 31, 2020;
●	each of our directors; and
●	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 121,396,033 shares of common stock outstanding at November 22, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or that will become exercisable or releasable within 60 days of November 22, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Agile Therapeutics, Inc., 101 Poor Farm Road, Princeton, New Jersey 08540.

	Number of Shares
	Beneficially	Percentage of Shares
Name of Beneficial Owner(1)	Owned	Beneficially Owned
5% or Greater Stockholders
Perceptive Advisors LLC(2)	24,785,208	19.9%
Named Executive Officers and Directors
Al Altomari(3)	2,735,344	2.2%
Geoffrey P. Gilmore(4)	1,099,885	0.9%
Dennis P. Reilly(5)	510,999	0.4%
Sharon Barbari(6)	24,000	*
Sandra Carson, M.D., FACOG(7)	24,000	*
John Hubbard, Ph.D., FCP(8)	241,948	0.2%
Josephine Torrente	-	*
James P. Tursi(9)	241,948	0.2%
Ajit Shetty, Ph.D.(10)	234,948	0.2%
Seth H.Z. Fischer(11)	213,948	0.2%
All current executive officers and directors as a group (12 persons)
	5,992,764	4.7%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than five percent of our common stock as well as Schedules 13G or 13D and Section 16 reports filed with the SEC. We have not independently verified such information. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting power with respect to the common stock indicated as beneficially owned. Applicable percentages are based on 121,396,033 shares outstanding on November 22, 2021.
(2)	Based on information provided by Perceptive Advisors LLC, in a Form 4 filed on October 15, 2021, reporting as of October 13, 2021, and includes 21,654,485 shares of common stock held by Perceptive Life Sciences Master Fund Ltd (the “Fund”), Perceptive Advisors LLC (the “Advisor”) and Mr. Joseph Edelman. These shares are held of record by the Fund. The Advisor serves as the investment manager of the Fund. Mr. Edelman is the managing member of the Advisor. As such, the Fund, the Advisor and Mr. Edelman may each be deemed to share voting and investment power over these shares. Also includes warrants to purchase 3,130,723 shares of common stock held by Perceptive Credit Holdings III, LP (the “Affiliate”), an affiliate of the Advisor. This excludes warrants to purchase 1,406,557 shares of common stock held by the affiliate, pursuant to beneficial ownership limitations included in the warrants. The address for each of the Fund, the Advisor, Mr. Edelman and the Affiliate is 51 Astor Place, 10th Floor, New York, NY 10003.
(3)	Includes (a) 573,734 shares of common stock owned by Mr. Altomari and (b) 2,161,610 shares of common stock that Mr. Altomari has the right to acquire from us within 60 days of November 22, 2021.
(4)	Includes (a) 81,283 shares of common stock owned by Mr. Gilmore and (b) 1,018,602 shares of common stock that Mr. Gilmore has the right to acquire from us within 60 days of November 22, 2021.
(5)	Includes (a) 310,130 shares of common stock owned by Mr. Reilly and (b) 200,869 shares of common stock that Mr. Reilly has the right to acquire from us within 60 days of November 22, 2021.
(6)	Includes (a) 8,929 shares of common stock owned by Ms. Barbari and (b) 15,071 shares of common stock that Ms. Barbari has the right to acquire from us within 60 days of November 22, 2021.
(7)	Includes (a) 8,929 shares of common stock owned by Dr. Carson and (b) 15,071 shares of common stock that Dr. Carson has the right to acquire from us within 60 days of November 22, 2021.
(8)	Includes (a) 31,342 shares of common stock owned by Dr. Hubbard and (b) 210,606 shares of common stock that Dr. Hubbard has the right to acquire from us within 60 days of November 22, 2021.
(9)	Includes (a) 31,342 shares of common stock owned by Dr. Tursi and (b) 210,606 shares of common stock that Dr. Tursi has the right to acquire from us within 60 days of November 22, 2021.
(10)	Includes (a) 38,342 shares of common stock owned by Dr. Shetty and (b) 196,606 shares of common stock that Dr. Shetty has the right to acquire from us within 60 days of November 22, 2021.
(11)	Includes (a) 31,342 shares of common stock owned by Mr. Fischer and (b) 182,606 shares of common stock that Mr. Fischer has the right to acquire from us within 60 days of November 22, 2021.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the board of directors or with an individual member of the board of directors may do so by writing to the board of directors or to the particular member of the board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

OTHER MATTERS

We know of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Agile may recommend.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card in the envelope provided.

THE BOARD OF DIRECTORS
Princeton, NJ
December , 2021

Appendix A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AGILE THERAPEUTICS, INC.

AGILE THERAPEUTICS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Agile Therapeutics, Inc. The Amended and Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 29, 2014 (the “Certificate of Incorporation”).

SECOND: The first sentence of Article IV, Section A, of the Certificate of Incorporation is hereby amended and restated in its entirety as follows

“The total number of shares of stock which the Corporation shall have authority to issue is 310,000,000, divided into two classes: 10,000,000 shares of Preferred Stock, par value $0.0001 per share (hereinafter referred to as “Preferred Stock”); and 300,000,000 shares of Common Stock, par value $0.0001 per share (hereinafter referred to as “Common Stock”).”

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the ___day of _______, 2022.

AGILE THERAPEUTICS, INC.

By:	_________________________________
Name:	ALFRED ALTOMARI
Title:	President and Chief Executive Officer